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                                                                                                                Exhibit (a)(1)(F)

                                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. --Social Security numbers have nine digits separated by two hyphens i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000.
The table below will help determine the number to give the payer.

---------------------------------------------------------------------------   ------------------------------------------------------
                                                                                                                  Give name and
                                        Give name and                                                             EMPLOYER
                                        SOCIAL SECURITY                                                           IDENTIFICATION
For this type of account:               number of--                           For this type of account:           number of--
---------------------------------------------------------------------------   ------------------------------------------------------
1. An individual's account              The individual                        9.   A valid trust, estate, or      The legal entity
                                                                                   pension trust                  (Do not furnish
2. Two or more individuals              The actual owner of the account                                           the identifying
   trustee unless the (joint            or, if combined funds, the first                                          number of the
   account)                             individual on the account(1)                                              personal
                                                                                                                  representative or
                                                                                                                  trustee unless the
                                                                                                                  legal entity
                                                                                                                  itself is not
                                                                                                                  designated in
                                                                                                                  the account
                                                                                                                  title)(5)

3. Husband and wife (joint              The actual owner of the account       10.  Corporate account              The corporation
   account)                             or, if joint funds, either
                                        person(1) The minor(2)

4.Custodian account of a minor                                                11. Religious, charitable or        The organization
  (Uniform Gift to Minors Act)                                                    educational organization
                                                                                  account

5. Adult and minor (joint account)      The adult, or if the minor is the     12.  Partnership account held in    The partnership
                                        only contributor, the minor(1)             the name of the partnership
6. Account in the name of guardian      The ward, minor, or incompetent       13.  Association, club or other     The organization
   or committee for a designated        person(3)                                  tax-exempt organization
   ward, minor or incompetent
   person

7. a.  The usual revocable savings      The grantor-trustee(1)                14.  A broker or registered         The broker or
   trust account (grantor is also                                                  nominee                        nominee
   trustee)

   b.  So-called trust account that     The actual owner(1)                   15.  Account with the Department    The public entity
   is not a legal or valid trust                                                   of Agriculture in the name
   under State law.                                                                of a public entity (such as
                                                                                   a State or local government,
                                                                                   school district or prison)
                                                                                   that receives agricultural
                                                                                   program payments
8. Sole proprietorship account          The owner(4)
---------------------------------------------------------------------------   -----------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your Social Security Number or Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2


Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

Payees which may be or which are specifically exempted from backup withholding on all payments include the following:

   o  A corporation.

   o  A financial institution.

   o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code, or an individual retirement plan.

   o  The United States or any agency or instrumentality thereof.

   o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

   o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

   o  An international organization or any agency or instrumentality thereof.

   o A dealer in securities or commodities registered in the U.S. District of Columbia or a possession of the U.S.

   o  A real estate investment trust.

   o  A common trust fund operated by a bank under section 584(a) of the Code.

   o  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

   o An entity registered at all times under the Investment Company Act of 1940.

   o  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

   o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

   o Payments of patronage dividends where the amount received is not paid in money.

   o  Payments made by certain foreign organizations.

   o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

   o  Payments of interest on obligations issued by individuals.

      Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

   o Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

   o Payments described in section 6049(b)(5) of the Code to nonresident aliens.

   o  Payments on tax-free covenant bonds under section 1451 of the Code.

   o  Payments made by certain foreign organizations.

   o  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and 6050N of the Code and the regulations promulgated therein.

Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty For Failure to Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.



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